Exhibit 99.6

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED JULY 13, 2022 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM D.F. KING, THE INFORMATION AGENT, BY CALLING (212) 269-5550 (BANKERS AND BROKERS) OR (877) 283-0323 (ALL OTHERS) OR BY EMAIL AT CREATD@DFKING.COM.

CREATD, INC.

UNITS SUBSCRIBED FOR UPON
EXERCISE OF SUBSCRIPTION RIGHTS

NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker, trustee, depository or other nominee holder of subscription rights (the “Subscription Rights”) to purchase units (the “Units,” and each, a “Unit”), each Unit consisting of one share of common stock of CREATD, INC., a Nevada corporation (the “Company”), par value $0.001 per share (“Common Stock”), a Series A redeemable warrant exercisable for one share of Common Stock at an exercise price of $3.00, and a Series B redeemable warrant exercisable for one share of Common Stock at an exercise price of $6.00, pursuant to the rights offering described in the Company’s prospectus dated July 13, 2022 (the “Prospectus”), hereby certifies to the Company and Continental Stock Transfer & Trust, as subscription agent for the rights offering, that (1) the undersigned has exercised on behalf of the beneficial owners thereof (which may include the undersigned), Subscription Rights for the number of Units specified below pursuant to the basic right (as described in the Prospectus), and on behalf of beneficial owners of subscription rights who have subscribed for the purchase of additional Units pursuant to the over-subscription privilege (as described in the Prospectus), listing separately below a number of Units corresponding to such beneficial owners’ exercised basic right and a number of Units corresponding to such beneficial owners’ exercised over-subscription privilege (without identifying any such beneficial owner), and (2) to the extent any beneficial owner has exercised their oversubscription privilege, each such beneficial owner’s basic right has been exercised in full:

	NUMBER OF SHARES OWNED ON RECORD DATE	NUMBER OF UNITS SUBSCRIBED FOR PURSUANT TO BASIC RIGHT	NUMBER OF UNITS SUBSCRIBED FOR PURSUANT TO OVER-SUBSCRIPTION PRIVILEGE
1.
2.
3.
4.
5.

Name of Bank, Broker, Trustee, Depository or Other Nominee:

By:
Authorized Signature

Name:
(Please print or type)

Title:
(Please print or type)

Provide the following information if applicable:

Depository Trust Company (“DTC”) Participant Number

Participant:

By
Authorized Signature

Name:
(Please print or type)

Title:
(Please print or type)

DTC Subscription Confirmation Number(s)